EXHIBIT 10.1
                                                                    ------------













                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              TAMTRON CORPORATION,

                            WARWICK ACQUISITION CORP.

                                       AND

                                   IMPATH INC.








                                 ---------------

                           Dated as of January 7, 2002

                                 ---------------



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                                TABLE OF CONTENTS
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                                                                                                      Page

ARTICLE I         CERTAIN DEFINITIONS...................................................................2

         1.1      Certain Definitions...................................................................2

ARTICLE II        THE MERGER............................................................................8

         2.1      The Merger............................................................................8

         2.2      Effective Time........................................................................9

         2.3      Closing of the Merger.................................................................9

         2.4      Consideration.........................................................................9

         2.5      Purchase Price Adjustment and Post-Closing Adjustment.................................9

         2.6      Effects of the Merger................................................................10

         2.7      Articles of Incorporation and Bylaws.................................................10

         2.8      Directors and Officers...............................................................10

ARTICLE III       EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS................11

         3.1      Conversion of Shares.................................................................11

         3.2      Exchange Procedures..................................................................12

                  (a)      Company Capital Stock.......................................................12

                  (b)      Company Stock Options.......................................................12

         3.3      No Further Ownership Rights in Company Capital Stock or Options......................12

         3.4      No Liability.........................................................................13

         3.5      Lost, Stolen or Destroyed Certificates...............................................13

         3.6      Withholding Rights...................................................................13

         3.7      Stock Transfer Books.................................................................13

         3.8      Options..............................................................................13

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................13

         4.1      Due Organization.....................................................................13

         4.2      Authorization and Effect of Agreement................................................14

         4.3      No Violations; Consents and Approvals................................................14

         4.4      Litigation...........................................................................14

         4.5      No Prior Activities..................................................................15


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                                TABLE OF CONTENTS
                                   (continued)
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ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................15

         5.1      Due Organization.....................................................................15

         5.2      Capitalization; Ownership of Shares; No Liens on Shares..............................16

         5.3      Subsidiaries.........................................................................17

         5.4      Authorization and Effect of Agreement................................................17

         5.5      No Violations; Consents and Approvals................................................17

         5.6      Financial Statements; Absence of Undisclosed Liabilities.............................17

         5.7      Conduct of Business; Certain Actions.................................................18

         5.8      Real Property........................................................................20

         5.9      Tangible Personal Property...........................................................20

         5.10     Environmental Matters................................................................20

         5.11     Litigation...........................................................................21

         5.12     Compliance with Laws.................................................................21

         5.13     Licenses and Permits.................................................................21

         5.14     Material Contracts...................................................................22

         5.15     Intellectual Property Rights.........................................................23

         5.16     Insurance............................................................................25

         5.17     Employee Benefit Plans...............................................................26

         5.18     Warranties...........................................................................27

         5.19     Taxes................................................................................27

         5.20     Personnel............................................................................30

         5.21     Business Relations...................................................................30

         5.22     Accounts Receivable..................................................................30

         5.23     Accounts Payable.....................................................................30

         5.24     Bank Accounts........................................................................31

         5.25     Indebtedness to and from Officers, Directors, Shareholders and Employees.............31

         5.26     Brokers..............................................................................31

         5.27     Interest in Competitors, Vendors and Customers.......................................31


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)
                                                                                                      Page

         5.28     Information Furnished................................................................31

         5.29     Minute Books; Stock Record Books.....................................................31

         5.30     Books and Records....................................................................32

ARTICLE VI        COVENANTS RELATED TO CONDUCT OF BUSINESS.............................................32

         6.1      Financial Statements.................................................................32

         6.2      Interim Operations of the Company....................................................32

ARTICLE VII ADDITIONAL AGREEMENTS......................................................................34

         7.1      Inspection...........................................................................34

         7.2      Compliance by the Company, Parent and Merger Sub.....................................35

         7.3      Notification of Certain Matters......................................................35

         7.4      Exclusivity..........................................................................35

         7.5      Public Announcement..................................................................36

         7.6      Continuation of Insurance Coverage...................................................36

         7.7      Maintenance of Credit Terms..........................................................36

         7.8      Third Party Consents.................................................................36

         7.9      Commercially Reasonable Best Efforts and Certain Filings.............................36

         7.10     Indemnification of Officers and Directors; Exculpation...............................36

         7.11     Antitakeover Statutes................................................................37

         7.12     Company Lines of Credit..............................................................37

         7.13     Shareholder Indebtedness.............................................................37

         7.14     Expenses.............................................................................37

         7.15     Employee Benefits Matters............................................................37

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE MERGER..................................................38

         8.1      Conditions to Each Party's Obligation to Effect the Merger...........................38

         8.2      Conditions to the Obligations of Parent and Merger Sub...............................38

         8.3      Conditions to Obligations of the Company.............................................40

ARTICLE IX        TERMINATION..........................................................................41

         9.1      Termination..........................................................................41

         9.2      Extension; Waiver....................................................................41


                                       iii
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                                TABLE OF CONTENTS
                                   (continued)
                                                                                                      Page

ARTICLE X         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                  COVENANTS AND AGREEMENTS; ESCROW PROVISIONS..........................................42

         10.1     Survival of Representations, Warranties, Covenants and Agreements....................42

         10.2     Establishment of the Escrow Fund.....................................................43

ARTICLE XI        MISCELLANEOUS........................................................................43

         11.1     Assignment...........................................................................43

         11.2     Expenses.............................................................................43

         11.3     Notices..............................................................................43

         11.4     Further Assurances...................................................................44

         11.5     Specific Performance; Injunctive Relief..............................................44

         11.6     Governing Law........................................................................45

         11.7     Arbitration..........................................................................45

         11.8     Entire Agreement; Amendments and Waivers.............................................45

         11.9     Headings.............................................................................46

         11.10    Severability.........................................................................46

         11.11    Counterparts.........................................................................46

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                                       iv
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                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER is entered into as of January 7, 2002 (this "Agreement") by and among Tamtron Corporation., a California corporation, IMPATH Inc., a Delaware corporation ("Parent"), and Warwick Acquisition Corp., a California corporation ("Merger Sub").


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company (as hereinafter defined) develops, markets and supports computer software which addresses certain financial, administrative, clinical and practice management needs of anatomic pathology laboratories (the "Business");

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have, subject to the terms and conditions set forth herein, determined that the Merger (as hereinafter defined) is advisable and fair to, and in the best interests of, their respective shareholders and have approved this Agreement and the transactions contemplated hereby, including the Merger;

                  WHEREAS, shareholders of the Company holding (x) at least 50% of the outstanding Series A Preferred (as hereinafter defined), voting as a separate class, and (y) at least 50% of the currently outstanding Company Common Stock (as hereinafter defined), voting as a separate class, have, subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger;

                  WHEREAS, at the Effective Time (as hereinafter defined), Merger Sub will merge with and into the Company, the Company shall continue as the Surviving Corporation (as hereinafter defined) and the separate corporate existence of Merger Sub shall cease;

                  WHEREAS, pursuant to the Merger and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Company Capital Stock (as hereinafter defined) and certain Options (as hereinafter defined) shall be converted into the right to receive the Merger Consideration (as hereinafter defined);

                  WHEREAS, a portion of the Merger Consideration otherwise payable by Parent to certain shareholders of the Company in connection with the Merger shall be placed in escrow by Parent (the "Escrow Fund"); and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS


                  1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Accounts Receivable" shall have the meaning set forth in
Section 5.22 hereto.

                  "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Parent or any of its Affiliates, with respect to a sale, transfer, merger or other business combination involving the Company or all or any portion of the assets of the Company (other than sales or licensing of assets made in the Ordinary Course of Business).

                  "Action" shall mean any action, suit or proceeding at law or in equity, arbitration, inquiry, investigation or governmental, administrative, regulatory or other proceeding by or before any Governmental Entity.

                  "Affected Employees" shall have the meaning set forth in
Section 7.15(a) hereto.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, which shall include any Subsidiary of such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code, or any consolidated, combined, unitary or similar group defined under a similar provision of state, local or foreign Law.

                  "Agreement of Merger" shall have the meaning set forth in
Section 2.2 hereto.

                  "Annual Financial Statements" shall have the meaning set forth in Section 5.6(a) hereto.

                  "Base Price" shall mean cash in an amount equal to the difference between (a) $27,000,000 and (b) the sum of (i) the Expenses, (ii) the Shareholder Indebtedness and (iii) the Estimated Purchase Price Differential.

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                  "Benefit Plans" shall mean all "employee benefit plans," as defined in Section 3(3) of ERISA and all other employee benefit plans or other benefit arrangements, including all bonus and other incentive compensation, deferred compensation, incentive compensation, disability, severance, retention, salary continuation, stock and stock-related award, stock option, stock purchase, collective bargaining or workers' compensation agreements, plans, policies and arrangements which the Company maintains, administers, is a party to, contributed to or has any Liability for (contingent or otherwise) in respect of current or former employees, officers and directors.

                  "Business" shall have the meaning set forth in the recitals hereto.

                  "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks are not required or authorized to close in the City of New York or San Jose, California.

                  "California Law" shall have the meaning set forth in Section
2.1 hereto.

                  "Certificates" shall have the meaning set forth in Section 3.2 hereto.

                  "CFO" shall have the meaning set forth in Section 2.5(b) hereto.

                  "Closing" shall have the meaning set forth in Section 2.3 hereto.

                  "Closing Date" shall have the meaning set forth in Section 2.3 hereto.

                  "Closing Documents" shall have the meaning set forth in
Section 5.28 hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial Software" shall mean packaged commercially available software programs generally available to the public through retail dealers in computer software that have been licensed to the Company pursuant to end-user licenses and which are used in the Company's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how.

                  "Company" shall mean Tamtron Corporation, a California corporation, together with all predecessor entities and their successors.

                  "Company Capital Stock" shall have the meaning set forth in
Section 5.2(a) hereto.

                  "Company Common Stock" shall have the meaning set forth in
Section 5.2(a) hereto.

                  "Company Consents" shall have the meaning set forth in Section
7.8 hereto.

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                  "Company Lines of Credit" shall have the meaning set forth in
Section 7.12 hereto.

                  "Company Option Plan" shall have the meaning set forth in
Section 3.2(b) hereto.

                  "Company's Charter" shall mean the Company's Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of California on July 27, 2000.

                  "Contracts" shall mean all written or oral contracts, agreements, leases, commitments, letters of intent, memoranda of understanding, memoranda of agreement and other legally binding arrangements of the Company.

                  "Depositary Agent" shall have the meaning set forth in Section
10.2 hereto.

                  "Effective Time" shall have the meaning set forth in Section
2.2 hereto.

                  "Environmental Laws" shall mean any applicable Law enforceable and binding as of the date hereof relating to the protection of or the regulation of the human health and safety, environment or natural resources.

                  "Environmental Permits" shall have the meaning set forth in
Section 5.10 hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Plans" shall have the meaning set forth in Section 7.15(a) hereto.

                  "Escrow Fund" shall have the meaning set forth in the recitals hereto.

                  "Escrowed Merger Consideration" shall have the meaning set forth in Section 10.2 hereto.

                  "Escrow Shareholders" shall have the meaning set forth in
Section 8.2(j) hereto.

                  "Estimated Closing Cash" shall mean the estimated amount of cash that would be required to be recorded on the books of the Company on the Closing Date or reflected on financial statements as of the Closing Date prepared on an accrual basis and in accordance with GAAP consistently applied using the same accounting methods, practices and procedures as were used in preparing the Financial Statements referred to in Section 5.6 hereto.

                  "Estimated Closing Accounts Receivable" shall mean the estimated Accounts Receivable that would be required to be recorded on the books of the Company on the Closing Date or reflected on financial statements as of the Closing Date prepared on an accrual basis and in accordance with GAAP consistently applied using the same accounting methods, practices and procedures as were used in preparing the Financial Statements referred to in Section 5.6 hereto.

                  "Estimated Purchase Price Differential" shall mean the amount, if any, reflected on the Pre-Closing Statement by which the sum of (i) the Estimated Closing Cash and (ii) the Estimated Closing Accounts Receivable is less than $1,200,000.

                  "Excess Expenses" shall have the meaning set forth in Section
11.2 hereto.

                  "Expenses" shall have the meaning set forth in Section 7.14 hereto.

                  "Final Closing Cash" shall mean the amount of cash that would have been required to be recorded on the books of the Company or reflected on financial statements prepared on an accrual basis and in accordance with GAAP consistently applied using the same accounting methods, practices and procedures as were used in preparing the Pre-Closing Statement.

                  "Final Closing Accounts Receivable" shall mean the Accounts Receivable that would have been required to be recorded on the books of the Company or reflected on financial statements prepared on an accrual basis and in accordance with GAAP consistently applied using the same accounting methods, practices and procedures as were used in preparing the Pre-Closing Statement.

                  "Final Purchase Price Differential" shall mean the amount, if any, by which the sum of (i) the Final Closing Cash and (ii) the Final Closing Accounts Receivable is less than $1,200,000.

                  "Financial Statements" shall have the meaning set forth in
Section 5.6(a) hereto.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date of this Agreement.

                  "Governmental Entity" shall mean any foreign, federal, state or local government or any court, arbitral tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic, foreign or international.

                  "Indemnification and Escrow Agreement" shall have the meaning set forth in Section 8.2(k) hereto.

                  "Intellectual Property" shall mean (i) all inventions (whether patentable or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof in the United States and all equivalents of the foregoing in any other jurisdiction, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including limitation, all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith in the United States and all equivalents of the foregoing in any other jurisdiction, and all moral rights,
(iv) all databases, data compilations and data collections, (v) all trade secrets and confidential information (including limitation, ideas, research and development, know-how, processes, methods, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business, technical and marketing plans and proposals), (vi) all domain names, web addresses and websites, (vii) all computer software, source code and object code, whether embodied in software, firmware or otherwise (including related data and documentation), (viii) all other intellectual property and proprietary rights, and (ix) all copies and tangible embodiments of all of the foregoing (i) through (viii) in any form or medium.

                  "Interim Financial Statements" shall have the meaning set forth in Section 5.6(a) hereto.

                  "Laws" shall mean all laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions, restraining orders and binding determinations of all Governmental Entities.

                  "Liability" shall mean any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including whether arising out of any Contract or similar arrangement or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

                  "Liens" shall mean, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Losses" shall mean all losses, direct damages, Liabilities, fines, penalties, judgments, claims, Actions, causes of Actions, settlements, interest, deficiencies, assessments, costs and expenses (including reasonable attorneys' fees and expenses and reasonable accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, Actions, causes of Action, and in seeking indemnification therefor, provided, however, that Losses shall not include incidental or consequential damages unless imposed as part of a final non-appealable judgment of an arbitrator or a court of competent jurisdiction.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), revenues, earnings, properties, assets or results of operations of the Company.

                  "Material Contracts" shall have the meaning set forth in
Section 5.14 hereto.

                  "Merger Consideration" shall have the meaning set forth in
Section 2.4 hereto.

                  "Option Cancellation Election Form" shall have the meaning set forth in Section 3.2(b) hereto.

                  "Optionholder" shall have the meaning set forth in Section 3.2(b) hereto.

                  "Option Notice" shall have the meaning set forth in Section 3.2(b) hereto.

                  "Options" shall have the meaning set forth in Section 3.2(b) hereto.

                  "Ordinary Course of Business" shall mean the ordinary and usual course of normal, day-to-day operations of the Business, consistent with past custom and practice.

                  "Permits" shall mean all licenses, permits, authorizations, consents, certificates, registrations, variances, exemptions, waivers, franchises and other approvals from any Person, including environmental licenses.

                  "Permitted Lien" means a statutory Lien not yet delinquent; a purchase money Lien arising in the Ordinary Course of Business; a Lien reflected in the financial statements of the applicable party; a Lien which does not materially detract from the value or impair the use of the asset or property in question or a Lien for Taxes not yet due and payable or which are being contested in good faith and have been fully reserved against.

                  "Person" shall mean any individual, partnership, association, joint venture, trust, corporation, limited liability entity, unincorporated organization or other entity (including a Governmental Entity).

                  "Personal Guarantees" shall have the meaning set forth in
Section 7.12 hereto.

                  "Post-Closing Statement" shall have the meaning set forth in
Section 2.5(b) hereto.

                  "Pre-Closing Statement" shall have the meaning set forth in
Section 2.5(a) hereto.

                  "Real Property Leases" shall have the meaning set forth in
Section 5.8 hereto.

                  "Representatives" shall have the meaning set forth in Section
10.1 hereto.

                  "Returns" shall mean all information, notices, accounts, computations, returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes.

                  "Series A Preferred" shall have the meaning set forth in
Section 5.2(a) hereto.

                  "Series A Preferred Merger Consideration" shall have the meaning set forth in Section 3.1(b) hereto.

                  "Shareholder Agent" shall have the meaning set forth in the Indemnification and Escrow Agreement.

                  "Shareholder Indebtedness" shall have the meaning set forth in
Section 7.13 hereto.

                  "Subsidiary" of a specified Person shall mean any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned by such Person.

                  "Surviving Corporation " shall have the meaning set forth in
Section 2.1 hereto.

                  "Surviving Corporation Bylaws" shall have the meaning set forth in Section 2.7 hereto.

                  "Surviving Corporation Charter" shall have the meaning set forth in Section 2.7 hereto.

                  "Taxes" shall mean all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Entity, and including any interest, penalties and additions attributable thereto and any Liability in respect of any of the foregoing amounts as a transferee or as an indemnitor, guarantor or surety or in a similar capacity under any Contract or similar arrangement.

                  "Third Party Claim" means any claim or Action made or brought by any Person who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

         1.2 Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa, and (v) the words "include," "includes," or "including" shall be deemed to be followed by the words "without limitation." All references to "$" or dollar amounts will be to lawful currency of the United States of America. The phrases "know" or "knowledge" means, with respect to the Company, the actual knowledge, after reasonable inquiry, of the officers and directors of the Company.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporations Law of the State of California ("California Law"), Merger Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

         2.2 Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing an agreement of merger, in a form to be mutually agreed upon by the parties hereto (the "Agreement of Merger"), or other appropriate documents with the Secretary of State of the State of California in such form as required by, and executed in accordance with, the relevant provisions of California Law, as soon as practicable on the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Agreement of Merger (the "Effective Time").

         2.3 Closing of the Merger. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be at 10:00 A.M. (Eastern Standard Time), at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, on the second Business Day following the date on which all of the conditions set forth in Article VIII hereto (other than those conditions designating instruments, certificates or other documents to be delivered at the Closing) shall have been satisfied or waived (the "Closing Date"), or such other location, date and time as Parent and the Company shall mutually agree upon in writing. The parties shall use their respective commercially reasonable best efforts to satisfy the conditions set forth in Article VIII hereof.

         2.4 Consideration. The aggregate merger consideration (the "Merger Consideration") payable by Parent to the shareholders and Optionholders of the Company in exchange for the Company Capital Stock and Options shall consist of the Base Price less the aggregate exercise price for all Options outstanding on the date hereof which are cancelled in accordance with the provisions of Section 3.2(b) hereto.

         2.5 Purchase Price Adjustment and Post-Closing Adjustment.

                  (a) The Company shall, in good faith, prepare and deliver to Parent on the date that is five (5) days prior to the estimated Closing Date, a statement of the Company (the "Pre-Closing Statement") setting forth the Estimated Closing Cash and the Estimated Closing Accounts Receivable. The Pre-Closing Statement shall fairly present the Estimated Closing Cash and the Estimated Closing Accounts Receivable of the Company as of the Closing Date.

                  (b) As soon as practicable following the Closing Date, but in any event no later than thirty (30) days following the Closing Date, the Surviving Corporation shall, in good faith, prepare and deliver to Parent a statement of the Company (the "Post-Closing Statement") setting forth the Final Closing Cash and the Final Closing Accounts Receivable. The Post-Closing Statement shall fairly present the Final Closing Cash and Final Closing Accounts Receivable of the Company as of the Closing Date. Notwithstanding Section 0 hereto, in the event of a dispute with regard to the amount of the Final Closing Cash or Final Closing Accounts Receivable, all disputed items shall be submitted to the Chief Financial Officer of Parent (the "CFO") and the Shareholder Agent, or to such other individuals as may be agreed to in writing between Parent and the Surviving Corporation. The CFO and the Shareholder Agent shall attempt in good faith to resolve any issues in dispute within thirty (30) days after receiving notice thereof . If the CFO and the Shareholder Agent are unable to resolve such issues within such thirty (30) day period, all unresolved matters shall be submitted to arbitration in accordance with Section 0 hereto.

                  (c) In the event that the Final Purchase Price Differential exceeds the Estimated Purchase Price Differential, the amount by which the Final Purchase Price Differential exceeds the Estimated Purchase Price Differential shall be released from the Escrow Fund in accordance with the terms hereof and the Indemnification and Escrow Agreement and delivered to Parent within ten (10) days of the delivery of the Post-Closing Statement or, if a dispute exists as to the amount reflected on the Post-Closing Statement, within ten (10) days of resolution of all such disputes.

                  (d) In the event that the Final Purchase Price Differential is less than the Estimated Purchase Price Differential, the Merger Consideration payable by Parent shall be adjusted upward by an amount equal to the difference between the Final Purchase Price Differential and the Estimated Purchase Price Differential; provided, however, in no event shall the Merger Consideration be adjusted upward by an amount in excess of the Estimated Purchase Price Differential. Parent shall pay, or cause to be paid, to the shareholders and Optionholders of the Company the increase in the Merger Consideration resulting from such adjustment within ten (10) days of the delivery of the Post-Closing Statement, or, if a dispute exists as to the amount reflected on the Post-Closing Statement, within ten (10) days of resolution of all such disputes.

         2.6 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and licenses of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities and duties of the Company and Merger Sub shall become the Liabilities and duties of the Surviving Corporation.

         2.7 Articles of Incorporation and Bylaws. Effective immediately following the Merger, the articles of incorporation of the Company shall be amended and restated in the form attached hereto as Exhibit A and as so amended shall be the articles of incorporation of the Surviving Corporation (the "Surviving Corporation Charter"). Effective immediately following the Merger, the bylaws of the Company shall be amended and restated in the form attached hereto as Exhibit B, and as so amended, shall be the bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws").

         2.8 Directors and Officers. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier resignation or removal. The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation and shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier resignation or removal.

                                   ARTICLE III

                      EFFECT OF MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         3.1 Conversion of Shares.

                  (a) At the Effective Time, each outstanding share of common stock, no par value, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

                  (b) At the Effective Time, subject to the provisions of the Indemnification and Escrow Agreement, each share of Series A Preferred issued and outstanding immediately prior to the Effective Time (other than shares of Series A Preferred held by the Company, Parent or Merger Sub) shall, in accordance with terms of the Company's Charter and by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into and exchangeable for the right to receive an amount of cash equal to $0.4167 per share (the "Series A Preferred Merger Consideration"); provided, that the aggregate amount of cash payable to a holder of Series A Preferred pursuant to this Section 3.1(b) shall be rounded to the nearest cent.

                  (c) At the Effective Time, subject to the provisions of the Indemnification and Escrow Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company, Parent or Merger Sub) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into and exchangeable for the right to receive an amount of cash (the "Per Share Price") equal to the quotient determined by dividing (i) the difference between (A) the Base Price and (B) the aggregate Series A Preferred Merger Consideration by (ii) the sum of (A) the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time and
(B) the number of shares of Company Common Stock issuable upon the exercise of the Options as to which an Option Cancellation Election Form shall have been delivered in accordance with Section 3.2(b) hereto; provided, that the aggregate amount of cash payable to a holder of Company Common Stock pursuant to this
Section 3.1(c) shall be rounded to the nearest cent.

                  (d) At the Effective Time, subject to the provisions of the Indemnification and Escrow Agreement, each Option as to which an Option Cancellation Election Form shall have been delivered to Merger Sub in accordance with Section 3.2(b) hereto shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into and exchangeable for the right to receive an amount of cash equal to (i) the product of (A) the Per Share Price multiplied by (B) the number of shares of Company Common Stock issuable upon the exercise of such Option less (ii) the aggregate exercise price for such Option; provided, that the aggregate amount of cash payable to a Optionholder pursuant to this Section 3.1(d) shall be rounded to the nearest cent.

                  (e) At the Effective Time, each share of Company Capital Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

         3.2 Exchange Procedures.

                  (a) Company Capital Stock. Upon surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") to the Surviving Corporation, wire transfer instructions (if applicable) and such other documents as may reasonably be required by the Surviving Corporation, the holder of any such Certificate shall be entitled to receive in exchange therefor its portion of the Merger Consideration (less such holder's portion, if any, of the Escrowed Merger Consideration to be placed in the Escrow Fund, which shall be deposited with the Depositary Agent (as hereinafter defined) pursuant to the provisions of Article X). At Closing, each holder of a Certificate shall deliver such Certificate to Merger Sub and Merger Sub shall deliver or cause to be delivered to such holder a wire transfer of immediately available funds representing the Merger Consideration such holder is entitled to receive (less such holder's portion, if any, of the Escrowed Merger Consideration to be placed in the Escrow Fund, which shall be deposited with the Depositary Agent pursuant to the provisions of Article X).

                  (b) Company Stock Options. In accordance with the terms and conditions of the Company's 1998 Stock Option Plan (the "Company Option Plan"), pursuant to Article XIII of the Company Option Plan, the Company shall deliver, within three (3) days after the execution of this Agreement, notice of the Merger ("Option Notice") to each holder (each an "Optionholder") of outstanding stock options ("Options") issued pursuant to the Company Option Plan. Upon delivery by an Optionholder of the Election and Acknowledgement Form, attached hereto as Exhibit C (the "Option Cancellation Election Form"), indicating the Optionholder's election to receive cash for all or a portion of such Optionholder's Options, the Optionholder shall be entitled to receive in exchange therefor its portion of the Merger Consideration. At Closing, each Optionholder shall deliver such Option Cancellation Election Form to Merger Sub and Merger Sub shall deliver or cause to be delivered to such Optionholder a wire transfer of immediately available funds representing the Merger Consideration such Optionholder is entitled to receive in accordance with the terms of Section 3.1(c) hereof. Notwithstanding anything stated to the contrary herein, this Agreement shall not restrict the right of any Optionholder to exercise any Options outstanding as of the date hereof pursuant to the terms of the Company Option Plan and the respective Optionholder's Stock Option Agreement (including the payment to the Company of the exercise price) at anytime prior to the Effective Time and to condition any such exercise on the consummation of the Merger.

         3.3 No Further Ownership Rights in Company Capital Stock or Options. All of the Merger Consideration paid upon conversion of the shares of Company Capital Stock and Options in accordance with the terms of Article 2 and this
Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Options.

         3.4 No Liability. None of Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration delivered, in good faith, to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         3.5 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such Person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Surviving Corporation shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares of Company Capital Stock formerly represented thereby, pursuant to this Agreement.

         3.6 Withholding Rights. Each of Merger Sub, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock or Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations thereunder, or any provision of a Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of Company Capital Stock or Options in respect to which such deduction and withholding was made by Merger Sub, the Surviving Corporation or Parent, as the case may be.

         3.7 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company.

         3.8 Options. All Options, whether exercised or unexercised, shall terminate upon the later of the expiration of fifteen (15) days following the delivery of the Option Notice or the consummation of the Merger.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub each represents and warrants to, and covenants and agrees with, Company, as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date that:

         4.1 Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its properties and assets and to conduct the business in which it is now engaged.

         4.2 Authorization and Effect of Agreement. Each of Parent and Merger Sub have all the requisite corporate power and authority to execute and deliver this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Closing Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and the Closing Documents and the performance by each of Parent and Merger Sub of the transactions contemplated hereby and thereby to be performed by it have been duly and validly authorized, executed and delivered by each of Parent and Merger Sub and (assuming the due authorization, execution and delivery by the Company and all other parties hereto and thereto) constitutes the legal, valid and binding obligations of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

         4.3 No Violations; Consents and Approvals. The execution and delivery of this Agreement and the Closing Documents by each of Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of the transactions contemplated hereby to be performed by either will not, with or without the giving of notice, the lapse of time, or both, (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, (b) except for matters that would not have a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or the Closing Documents, conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract to which Parent or Merger Sub is a party or by which either is bound, or (c) constitute a violation of any Law applicable to Parent or Merger Sub or any order, writ or injunction of any Governmental Entity. Except for any filings, permits, authorizations, consents and approvals required under the Securities Exchange Act of 1934, as amended, and for the filing of the Agreement of Merger with the Secretary of State of the State of California, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person are required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Closing Documents by each of Parent and Merger Sub or the performance by either party of the transactions contemplated hereby or thereby to be performed by it.

         4.4 Litigation. Except as set forth in the public filings of Parent filed with the SEC prior to the date hereof and except for matters that would not have a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or the Closing Documents, (a) there are no claims or Actions pending, or, to the knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub before any Governmental Entity, and neither Parent or Merger Sub is aware of any basis for such a valid claim or Action; and (b) no inquiry, claim or Action has been asserted, instituted or, to the best knowledge of Parent and Merger Sub, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

         4.5 No Prior Activities. Merger Sub was incorporated for the sole purpose of consummating the transactions contemplated by this Agreement and the Closing Documents. Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the Closing Documents and the transactions contemplated hereby and thereby, Merger Sub has neither incurred any Liability nor engaged in any business or activity of any type or kind whatsoever or entered into any Contract with any Person.

         4.6 Financing. Parent and Merger Sub jointly possess sufficient cash funds and/or have adequate resources available to them to enable them to acquire all of the issued and outstanding Company Common Stock and Options pursuant to the Merger and to pay all fees and expenses payable by Parent and Merger Sub related to the transactions contemplated by this Agreement. No "event of default" or other similar event or circumstance under any of such resources has occurred or is continuing that would materially and adversely affect the ability of Parent or Merger Sub to draw upon such resources in order to finance the cash payments required in connection with the Merger and this Agreement.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement annexed hereto as Annex A, each of which exceptions shall specifically identify a section, subsection or other clause of a single section or subsection hereto as applicable to each such exception, the Company hereby represents and warrants to, and covenants and agrees with, Parent, as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, that:

                  5.1 Due Organization. The Company is duly organized, validly existing and in good standing under the Laws of the State of California and has full corporate power and authority to own, lease and operate its properties and assets and to conduct the businesses in which it is now engaged and as currently conducted, including the Business. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the Laws of the jurisdictions set forth on Schedule 5.1 attached hereto, which jurisdictions represent every jurisdiction where the conduct of the business conducted by the Company or the ownership of assets by it requires such qualification or authorization, other than where the failure to be so qualified or authorized would not result in a Material Adverse Effect. The Company has heretofore made available to Parent accurate and complete copies of the Company's Charter and bylaws (or other similar organizational and governing documents), as currently in effect.

         5.2 Capitalization; Ownership of Shares; No Liens on Shares.

                  (a) The authorized capital stock of the Company consists of
(x) fifteen million (15,000,000) shares of common stock, no par value (the "Company Common Stock"), of which seven million, nine hundred twenty-three thousand (7,923,000) shares are issued and outstanding as of the date hereof and
(y) five million (5,000,000) shares of Preferred Stock, no par value, three million (3,000,000) shares of which are designated Series A Preferred Stock ("Series A Preferred" and collectively with the Company Common Stock, the "Company Capital Stock"), of which one million, four hundred eighty-two thousand (1,482,000) shares are issued and outstanding as of the date hereof. All of such issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and are free and clear of all Liens. None of the shares of Company Capital Stock were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person.

                  (b) A true and complete list of record holders of the issued and outstanding Company Capital Stock as of the date hereof is set forth on
Schedule 5.2(b) hereto.

                  (c) As of the date hereof, seven hundred forty one thousand, seven hundred fifty (741,750) shares of Company Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of Options issued pursuant to the Company Option Plan. Schedule 5.2(c) hereto sets forth true and complete information with respect to each holder of Options regarding the current exercise price, the date of grant, the term, the vesting schedule, whether the holder is an employee of the Company on the date of this Agreement, and the number of Options granted. No restrictions or conditions to the exercise or the sale of the Options (or with respect to shares of Company Common Stock isssuable upon exercise thereof) exist other than as set forth in the Company's standard forms of stock option agreements. The Company has heretofore made available to Parent true, correct and complete copies of all stock options plans and agreements. All outstanding Options (and shares issuable upon exercise thereof) have been issued pursuant to valid exemptions from the Securities Act and all applicable state securities Laws.

                  (d) As of the date hereof, except as set forth on Schedules 5.2(c) and 5.2(d)(i) hereto, there are no outstanding options, warrants, calls, subscriptions, conversion or other similar rights or Contracts to acquire from the Company any shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company. Except as set forth on Schedule 5.2(d)(ii) hereof, there are no shareholder agreements, voting trusts or other Contracts to which the Company is a party or to which it is bound, or to the knowledge of the Company, to which any shareholder of the Company is a party or which it is bound, relating to the voting of any shares of capital stock of the Company. The Company has not issued any stock appreciation rights or other rights related to equity participation, equity equivalents, interests in the ownership or earnings of the Company or other similar rights or employee incentive plans (including phantom stock or stock appreciation rights) and the Company has no debt instruments outstanding that have any voting, veto or other similar rights.

         5.3 Subsidiaries. The Company does not directly or indirectly have (or possess any options or other rights to acquire) any Subsidiaries or any direct or indirect equity ownership interests in any Person.

         5.4 Authorization and Effect of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Closing Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and the Closing Documents and the performance by the Company of the transactions contemplated hereby and thereby to be performed by it have been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement and the Closing Documents) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.5 No Violations; Consents and Approvals. Except as set forth on
Schedule 5.5(a), the execution and delivery of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice, the lapse of time, or both, (a) conflict with, or result in the breach of, any provision of the Company's Charter or bylaws; (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract to which the Company is a party or by which the Company or its assets are bound; (c) constitute a violation of any Law applicable to the Company or any order, writ or injunction of any Governmental Entity; or (d) result in the creation of any Lien upon any of its assets, except in the case of (b), (c) and (d) above where such conflict, violation, breach, termination, acceleration or creation of Lien would not, or would not reasonably be likely to, result in a Material Adverse Effect. Except as set forth on Schedule 5.5(b) hereto and the filing of the Agreement of Merger with the Secretary of State of California and appropriate documents with the relevant authorities of other states in which the Company is required to be qualified to do business, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person are required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the Closing Documents by the Company or the performance by either party of the transactions contemplated hereby or thereby to be performed by it.

         5.6 Financial Statements; Absence of Undisclosed Liabilities.

                  (a) The following financial statements of the Company have been delivered to Parent and Merger Sub by the Company:

                        (i) the audited balance sheets and related statements of income, retained earnings, and cash flows of the Company as of and for the year ended March 31, 2001, together with any previously prepared notes thereto and the unaudited balance sheets and related statements of income, retained earnings, and cash flows of the Company as of and for the years ended March 31, 2000, and March 31, 1999, together with any previously prepared notes thereto (collectively, the "Annual Financial Statements"); and

                        (ii) the unaudited balance sheet and related statements of income, retained earnings, and cash flows of the Company, as of and for the six months ended September 30, 2001 (the "Interim Financial Statements", and together with the Annual Financial Statements, the "Financial Statements").

                  (b) The Financial Statements present fairly the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods.

                  (c) Except for matters relating to the transactions contemplated by this Agreement and the Closing Documents, there are no material Liabilities or financial obligations of the Company of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) nor to the best knowledge of the Company is there any fact or circumstance that forms the basis for any valid claim or Action against or Liability of the Company, other than Liabilities: (i) provided for or reserved against in the Financial Statements, (ii) arising after September 30, 2001 in the Ordinary Course of Business, or (iii) disclosed in Schedule 5.6(c)(i). Except as set forth on Schedule 5.6(c)(ii), the Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (ii) present fairly in all material respects the financial position and results of operations of the Company as of such dates and for the periods then ended (subject, in the case of unaudited Financial Statements, to normal year-end audit adjustments and the absence of notes thereto).

         5.7 Conduct of Business; Certain Actions. Except as set forth on
Schedule 5.7 attached hereto, since September 30, 2001, the Company has conducted its business and operations in the Ordinary Course of Business and has not:

                  (a) paid or declared any dividend or distribution or purchased or retired any indebtedness from any shareholder thereof, (ii) purchased, retired or redeemed any capital stock of the Company from any shareholder or
(iii) issued or became obligated to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                  (b) increased the compensation of any of the directors, officers or key employees of, or consultants to, the Company or, except for wage and salary increases made in the Ordinary Course of Business, increased the compensation of any other employees of the Company;

                  (c) made any capital expenditures in excess of $50,000 in the aggregate;

                  (d) entered into any Contract on or prior to the date hereof relating to any acquisition or disposition of any assets or business in excess of $50,000 in the aggregate;

                  (e) discharged or satisfied any material Lien or paid any material Liability, absolute or contingent, other than current Liabilities incurred and paid in the Ordinary Course of Business;

                  (f) entered into any settlement or compromise of any individual claim or Action requiring a payment in excess of $25,000;

                  (g) made or guaranteed any loans or advances to any Person whatsoever (excluding travel and other business advances in the Ordinary Course of Business);

                  (h) suffered or permitted any Lien to arise or be granted or created against or upon any of the assets of the Company, real or personal, tangible or intangible, other than Permitted Liens;

                  (i) canceled, waived, released or forgiven any debts or obligations of, or rights, claims or Actions against, third parties;

                  (j) amended the Company's Charter or bylaws;

                  (k) made or paid any severance or termination payment to any employees or consultants in excess of $15,000 in the aggregate;

                  (l) made any change in methods of financial or Tax accounting of the Company;

                  (m) made any investment or commitment therefor in any Person;

                  (n) made, entered into, amended or terminated any written employment or consulting Contract, created, made, amended or terminated any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Code) so as to create any Liability under
Article IV of ERISA to any Person;

                  (o) amended a material term or experienced a termination of any Material Contract;

                  (p) entered into any other material transactions except in the Ordinary Course of Business;

                  (q) agreed to do any acts described in the foregoing clauses
(a)-(r) of this Section 5.7;

                  (r) suffered any material Loss (whether or not covered by insurance) to any assets of the Company;

                  (s) experienced any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Company; or

                  (t) experienced any event or condition that has had or could reasonably be expected to result in a Material Adverse Effect.

         5.8 Real Property.

                  (a) The Company does not own any real property.

                  (b) Schedule 5.8(b) (i) hereto sets forth all leases, subleases and other Contracts (the "Real Property Leases") under which the Company is a party or pursuant to which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. The Company has heretofore made available to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto). Each Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and, to the knowledge of the Company, is in full force and effect except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or Law). No termination event or condition or uncured default of a material nature on the part of the Company or, to the knowledge of the Company, the landlord, exists under any Real Property Lease. The Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Liens for general and special assessments not in default and payable without penalty and interest and (ii) Permitted Liens. No party to any such Real Property Lease has given written notice to the Company of or made a claim in writing or instituted any Action against the Company in respect of any breach or default thereunder. Except as set forth on Schedule 5.8(b)(ii) hereto, the transactions contemplated by this Agreement and the Closing Documents will not give rise to any right on the part of any party other than the Company to terminate or accelerate the terms of or modify the material terms of any Real Property Lease.

         5.9 Tangible Personal Property. The Company has good and marketable title in all tangible personal property necessary for the operation of the Business as currently conducted, free and clear of all Liens except as set forth on Schedule 5.9 hereto. All items of tangible personal property currently owned or used by the Company are in good condition and repair, consistent with the respective ages thereof, and are fully usable in the Ordinary Course of Business.

         5.10 Environmental Matters. Except as set forth on Schedule 5.10 hereto, (a) the Company possess all material permits, authorizations, and approvals required by Environmental Laws for its operations (collectively, "Environmental Permits"); (b) the Company is in compliance in all material respects with all Environmental Laws and Environmental Permits; (c) there are no claims or proceedings pending or, to the knowledge of the Company, threatened against the Company alleging the violation of or non-compliance with Environmental Laws; and (d) the Company is not aware of any facts, circumstances or conditions that could result in the Company incurring Liabilities under Environmental Laws.

         5.11 Litigation. Except as set forth on Schedule 5.11 hereto, there are no claims or Actions pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its properties or assets, and the Company is not aware of any basis for such a valid claim or Action. No claim or Action has been asserted, instituted or, to the best knowledge of the Company, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or the Closing Documents or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. There is no basis for any claim or Action that would, or could reasonably be expected to (individually or in the aggregate), have a Material Adverse Effect.

         5.12 Compliance with Laws.

                  (a) The Company is not in default under any, and has complied with all, material Laws relating to the Business and to the Company.

                  (b) The Company, with respect to the Business or otherwise, does not and has never (i) received reimbursement or other funds for its services from any Governmental Entity or contractor, (ii) been subject to regulation by, or needed any approvals from, the Food and Drug Administration or any other Governmental Entity, with respect to any of its products or services,
(iii) engaged in the practice of medicine, the rendering of diagnoses with respect to any disease or the formulation of testing protocols, (iv) rendered advice with respect to appropriate coding or engaged in the coding of or billing for any health service, (v) provided interactive communication between laboratories and their physician clients, (vi) offered the ability for a laboratory's physician clients to use the Company's products to order pathology services or for the laboratory to use the Company's products to report or bill for pathology services, or (vii) engaged in offering or held itself out as able to offer or obtain regulatory approvals for laboratories.

                  (c) Neither the Company nor any of its Affiliates is a party to any Contract which involves any activities which are prohibited under federal statutes 42 U.S.C. ss.1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud under Law.

                  (d) Without limiting the foregoing, the structure and operations of the Company, including the Business, are in compliance with applicable Laws, including Laws relating to fee-splitting, and any Laws relating to the prohibition on referrals to Persons with which a healthcare provider or supplier has a financial relationship.

                  (e) The Company has complied and continues to comply with any and all applicable Laws relating to the privacy and confidentiality of personally identifiable information.

         5.13 Licenses and Permits. Set forth on Schedule 5.13 hereto is a complete and accurate list of all Permits issued by Governmental Entities held by the Company. The Permits set forth in Schedule 5.13 are all the material Permits required for the conduct of the Business. To the knowledge of the

Company, all of such material Permits are in full force and effect and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no claim or Action contemplating the revocation or suspension of any such Permit is pending or, to the Company's knowledge, threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a material default by the Company under any such Permit. The Company has no knowledge of any default or claimed, purported or alleged default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit. The consummation of the transactions contemplated hereby and by the Closing Documents will in no way affect the continuation, validity or effectiveness of the Permits or require the authorization, consent or approval of any Person.

         5.14 Material Contracts.

                  (a) Schedule 5.14(a) hereto sets forth a list of all of the Company's Material Contracts. The Company has heretofore made available to Parent true and complete copies of all written Contracts (and all amendments, modifications and supplements thereto) to which the Company is a party or by which any of its assets or properties are bound that are in excess of $50,000 and are material to the business, assets or properties of the Company taken as a whole or entered into outside of the Ordinary Course of Business, including all:
(i) employment, severance, consulting, non-competition or indemnification Contracts; (ii) licensing Contracts (other than software shrink-wrap agreements, click-wrap agreements and licensing rights contained in marketing agreements);
(iii) Contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture Contracts; (v) Contracts for the acquisition, sale or lease of material assets or properties of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since March 31, 1998; (vi) loan or credit agreements, mortgages, indentures or other Contracts evidencing indebtedness for borrowed money by the Company or any such Contract pursuant to which indebtedness for borrowed money may be incurred; (vii) Contracts that purport to limit, curtail or restrict the ability of the Company to compete in any geographic area or line of business; and (viii) Contracts to enter into any of the foregoing (collectively, the "Material Contracts").

                  (b) With respect to each Material Contract: (i) the Material Contract is legal, valid, binding, enforceable and in full force and effect with respect to the Company, and to the knowledge of the Company, with respect to any third party (except where such failure would not, or would not reasonably be expected to, result in a Material Adverse Effect); (ii) the execution of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time or both) cause or result in a breach or default of any such Material Contract or accelerate any rights of any parts thereto (except where such breach or default would not, or would not reasonably be expected to, result in a Material Adverse Effect); and (iii) neither the Company nor, to the knowledge of the Company, any other party is in breach or default in any material respect thereunder (except where such breach or default would not, or would not reasonably be expected to, result in a Material Adverse Effect).

                  (c) No party to any Material Contract has, within the twelve months preceding the date hereof, provided a written notice or, to the Company's knowledge, indicated an intention to exercise any right of cancellation, termination or non-renewal thereof.

         5.15 Intellectual Property Rights.

                  (a) Except as set forth on Schedule 5.15(a), the Company exclusively owns all right, title, and interest in, free and clear of any Lien, or otherwise possesses legally enforceable rights to use pursuant to written license, sublicense or Contract, all Intellectual Property used in the operation of its business (including the Business) as presently conducted, or reasonably expected to be conducted, including the design, development, manufacture, use, import, marketing, sale, distribution, and provision of products, technology and services.

                  (b) Schedule 5.15(b) identifies: (i) each issued patent owned by the Company; (ii) each pending patent application filed by or on behalf of the Company; (iii) each trademark registration, service mark registration, and copyright registration owned by the Company; (iv) each application for trademark registration, service mark registration, and copyright registration made by the Company; (v) each domain name registered by the Company; (vi) each computer program owned by the Company, including limitation, all software developed or owned by the Company used by or in production of the Company's products; (vii) each trade name, d/b/a, unregistered trademark, and unregistered service mark used by the Company in connection with its business; and (viii) all equivalents of (i)-(iv) above in any foreign jurisdiction.

                  (c) Schedule 5.15(c) identifies all Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, Contract, or other permission (excluding Commercial Software). The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, Contracts, and permissions (as amended to date). Except as set forth in Schedule 5.15(c), no third party who has licensed Intellectual Property to the Company has any ownership rights or license rights to any improvements made by or for the Company to such Intellectual Property.

                  (d) To the knowledge of the Company, all registered Intellectual Property rights are valid and subsisting. All necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof in connection with such registered Intellectual Property rights have been timely paid and all necessary documents and certificates in connection with such registered Intellectual Property rights have been timely filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property rights.

                  (e) The Company is not in breach of material license, sublicense or other Material Contract relating to any Intellectual Property of the Company or any third party nor will be in such breach as a result of the execution and delivery of this Agreement or the Closing Documents, the performance of its obligations hereof and thereof, or the operation of its business (including the Business) as presently conducted, or reasonably expected to be conducted, including the design, development, manufacture, use, import, marketing, sale, distribution, and provision of products, technology and services (including products, technology or services currently under development).

                  (f) Except as set forth on Schedule 5.15(f) hereto, there are no Contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringement or misappropriation of Intellectual Property.

                  (g) Except as set forth on Schedule 5.15(g), there are no Contracts or licenses between the Company and any third party relating to any Intellectual Property of the Company or any third party under which there is, or reasonably expected to be, any material dispute regarding the scope or performance of such Contract.

                  (h) The Company has not transferred, or granted any exclusive license or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property of the Company to any Person.

                  (i) Except as set forth on Schedule 5.15(i), the Company has not licensed any Intellectual Property in source code form to any third party.

                  (j) The Company has not, under the Laws of any jurisdiction, interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of any third party (including rights to privacy or publicity) or engaged in any operation or act that constitutes unfair competition or trade practices.

                  (k) There is no claim or Action, pending or, to the knowledge of the Company, threatened, before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) relating to any of the Company's Intellectual Property, nor has any claim or demand been made that challenges the legality, validity, enforceability, use or ownership of any of the Company's Intellectual Property, or alleges any interference, infringement, misappropriation, violation, or unfair competition or trade practices (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), nor is the Company aware of any basis therefor.

                  (l) To the knowledge of the Company, no third party has interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any of the Company's Intellectual Property rights, or of any right of any third party (to the extent licensed by or through the Company), or breached any license or Contract involving Intellectual Property. The Company has not brought any Action or asserted any claim against any Person for interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any Intellectual Property or breach of any license or Contract involving any Intellectual Property.

                  (m) None of the Company's Intellectual Property, products or services are subject to any Action or outstanding injunction, decree, order, judgment, ruling, settlement agreement, or stipulation that restricts in any manner the use, transfer or licensing by the Company or affects the validity, use, or enforceability of any Intellectual Property.

                  (n) To the knowledge of the Company, there has been no unauthorized use or disclosure of the Company's confidential information by any former or current employee or consultant of the Company.

                  (o) The Company has taken and shall continue to take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property of the Company or provided by any third party to the Company. Except as set forth in Schedule 5.15(o), each former or current employee or consultant of the Company who has or has had knowledge of or access to information about any of the Company's Intellectual Property has entered into a written Contract with the Company which provides that the Company's Intellectual Property is proprietary to the Company and is not to be disclosed, misused or misappropriated.

                  (p) The Company has taken, and shall continue to take, all reasonable efforts to maintain its ownership of all right, title and interest in and to all Intellectual Property of the Company. Except as set forth in Schedule 5.15(p), all Persons that have created, developed, invented, discovered, conceived, reduced to practice, derived, programmed or designed any of the Company's Intellectual Property have entered into a proprietary information agreement with the Company, in substantially the form provided to Parent, whereby such employee or other Person assigns to the Company all of such employee's or other Person's right, title and interest in and to such Intellectual Property. The Company has heretofore made available to Parent true and complete copies of all such proprietary information agreements (and all amendments, modifications and supplements thereto). The Company is not aware that any of its former or current employees or consultants are in violation of any such agreement, and the Company shall use its best efforts to prevent any such violation.

                  (q) Except as set forth in Schedule 5.15(q), no Person has listed any prior inventions to be excluded from the scope of any proprietary information agreement entered into with the Company. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company, and, to date, the Company has not used or incorporated into its products any such inventions.

                  (r) To the knowledge of the Company, none of the Company's employees is obligated under any Contract, or subject to any judgment, decree or order of any Governmental Entity, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted, or reasonably expected to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted, or reasonably expected to be conducted, will, to the Company's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any Contract under which any of such employees is now obligated.

         5.16 Insurance. Schedule 5.16 hereto sets forth a list of all policies of insurance of any kind or nature applicable to the Company (including the Business), and all claims made under such policies (including all outstanding claims and the current status thereof). All such policies are in full force and effect and are adequate to cover the risks associated with the Company as currently operated are in such amount and is of such type and scope as is customary for a company in the industry in which the Company is engaged. All policies of such insurance are binding and effective upon the issuers thereof in accordance with their respective terms. All premiums due on such insurance policies on or prior to the Closing Date have been or will be paid on or prior to the Closing Date. To the knowledge of the Company, there is no existing default under any of such insurance policies.

         5.17 Employee Benefit Plans.

                  (a) Schedule 5.17(a) sets forth a true and complete list of each Benefit Plan that is maintained, administered, contributed to or required to be contributed to (contingent or otherwise) by the Company as of the date of this Agreement.

                  (b) The Company does not maintain or contribute to, or on or after the date which is six years prior to the date of this Agreement (the "6-Year Look Back Date") has maintained or contributed to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any single-employer defined benefit plans covered by Title IV of ERISA. Each Employee Benefit Plan which is intended to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, has obtained from the Internal Revenue Service an opinion letter or favorable determination letter as to its initial qualified status under the Code, including all amendments to the Code, and no officer or other employee of the Company is aware of any event or condition which would cause any such plan to lose such qualified status.

                  (c) Except as disclosed in Schedule 5.17(c), no Action relating to any Employee Benefit Plan is pending or, to the knowledge of the Company, threatened against the Company or any Employee Benefit Plan before any Governmental Entity. The Company has not failed to make contributions to any Employee Benefit Plan that are required to be made on or after the 6-Year Look Back Date under the terms of such Employee Benefit Plans or under applicable Law. Neither the Company nor any of the Employee Benefit Plans which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, to the knowledge of the Company, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or under ERISA on or after the 6-Year Look Back Date, which could reasonably subject the Company, any officer of the Company or any of such Employee Benefit Plans or any trust to any material tax or penalty on prohibited transactions or any other Liability imposed by such Section 4975 of the Code or under ERISA. The Company is in good faith material compliance with the continuation coverage requirements of group health plans as described in Section 4980B of the Code.

                  (d) Except as set forth on Schedule 5.17(d), no employee or former employee of the Company will become entitled to any material bonus, severance or similar benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby or by the Closing Documents, and there is no Contract covering any employee or former employee of the Company that, individually or collectively, could reasonably be expected to give rise to a payment that would not be deductible by Parent or the Company by reason of Sections 280G or 162 (m) of the Code.

                  (e) With respect to each Employee Benefit Plan, where applicable, the Company has made available to Parent true and complete copies of
(i) the most recent IRS Form 5500 filing, (ii) the most recent financial statement, and (iii) the most recent actuarial report.

                  (f) The Company has no Liability under any retiree life or retiree health plans that provide for continuing coverage for current or former officers, directors, or employees of the Company except (i) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary (except where the Company has by contract agreed to pay some or all of the premium cost for such continuing coverage under Part 6 of Title I of ERISA) or (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

         5.18 Warranties. Attached hereto as Schedule 5.18 is a list and brief description of all warranties and guarantees made by the Company to third parties with respect to any products sold or services rendered by it. Except as set forth on Schedule 5.18 attached hereto, no claims for breach of product or service warranties to customers have been made against the Company since March 31, 1998 other than ordinary course claims made through the Company's customer support department. To the knowledge of the Company, no state of facts exists, or event has occurred, which may form the basis of any present claim against the business of the Company for Liability on account of any express or implied warranty to any third party.

         5.19 Taxes.

                  (a) Except as set forth on Schedule 5.19(a), (i) all federal, state, local and foreign Returns required to be filed by, or on behalf of, the Company and each Affiliated Group of which the Company is or ever has been a member have been filed on a timely basis with the appropriate Governmental Entity in all jurisdictions in which such Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Returns were true, correct and complete in all material respects; (ii) all Taxes due and payable in respect of such Returns (whether or not shown on such returns) have been fully and timely paid or are adequately provided for in the Financial Statements; and (iii) all Taxes not yet due and payable by the Company have been fully accrued on its books and adequate reserves have been established therefor, and all such Taxes that are not yet due and payable for all periods covered by the Financial Statements have been adequately provided for in the Financial Statements.

                  (b) The Company has duly and timely withheld and paid over to the appropriate Governmental Entities all Taxes and other amounts required to be so withheld and paid over for all periods under all applicable Laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party.

                  (c) Schedule 5.19(c) indicates all Returns that currently are the subject of audit (including any jurisdictions for which only a written notice of audit has been received) or as to which there are other pending proceedings with any Governmental Entity with respect to any Taxes for which the Company may be liable, including any known criminal proceedings. The Company has made available to Parent complete copies of all income, franchise and sales or use Tax Returns, and statements of deficiencies assessed against or agreed to by, the Company for all taxable periods ended after March 31, 1997. All positions taken on such federal income tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code have been disclosed in such Returns in accordance with Section 6662. Except as otherwise expressly set forth on the Company's Tax Returns, all material elections in effect as of the date hereof with respect to Taxes affecting the Company are set forth on Schedule 5.19(c).

                  (d) Except as set forth on Schedule 5.19(d), (i) the Company has not received notice (written or oral) of any assessment or intent to make any assessment by any Governmental Entity regarding Taxes for any period for which Returns have been filed by or on behalf of the Company; (ii) there are no pending requests for rulings from any Governmental Entity with respect to Taxes of the Company; (iii) no claim has been made during the last seven years by a Governmental Entity in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction or is obliged to act as withholding agent under the Laws of that jurisdiction; (iv) there is no dispute or claim concerning any Tax Liability of the Company claimed or raised by any Governmental Entity during any presently pending audit or proceeding; and (v) no waiver or extension of any statute of limitations has been given or requested with respect to the Company in connection with any Returns.

                  (e) There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (f) Except as set forth on Schedule 5.19(f), (i) the Company is not a party to or bound by any Contract providing for the allocation, sharing or indemnification of Taxes, and (ii) there are no powers of attorney currently in effect with respect to any matter related to Taxes of the Company.

                  (g) Except as set forth on Schedule 5.19(g), (i) the Company is not nor has it ever been a member of any Affiliated Group and (ii) the Company does not have Liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign
Law).

                  (h) The Merger will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment, or the assumption of any obligation to make a payment, that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (i) No portion of the cost of any of the assets of the Company was financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code.

                  (j) The Company is not a party to any joint venture, partnership or other Contract that could be treated as a partnership for federal income tax purposes.

                  (k) The Company utilizes the accrual method of accounting for federal income tax purposes.

                  (l) The Company is not and has never been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (m) Except as set forth on Schedule 5.19(m), neither the Company nor any other Person on behalf of the Company (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law or any other Contract relating to Taxes with any Governmental Entity; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company. The Internal Revenue Service has not proposed any such adjustment or change in accounting method, nor does the Company have an application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or operations of the Company.

                  (n) Except as set forth on Schedule 5.19(n), none of the assets of the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code; (iii) "tax exempt bond financed property" within the meaning of Section 168(g) of the Code; or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30).

                  (o) The Company does not constitutes either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

                  (p) No indebtedness of the Company is (A) "corporate acquisition indebtedness" within the meaning of Code Section 279(b), (B) an "applicable high yield discount obligation" within the meaning of Code Section 163(i), or (C) debt on which any portion of the interest thereon is "disqualified interest" within the meaning of Section 163(f).

                  (q) The Company anticipates that the amount of federal and state income taxes due for the taxable period of the Company beginning April 1, 2001 and ending on the Closing Date will not exceed $900,000.

         5.20 Personnel. Attached hereto as Schedule 5.20 is a list of the names and annual rates of compensation of the directors and officers of the Company, and of all of the employees of the Company (including base salary, bonus, commissions and incentive pay). Schedule 5.20 attached hereto also sets forth the bonus, company automobile, club membership and other like benefits, if any, paid or payable to the directors, officers and employees of the Company during 2000 and 2001 and the identity of such directors, officers and employees who have received or are entitled to receive such benefits. Schedule 5.20 attached hereto also contains a list of all employment Contracts, deferred compensation Contracts, consulting Contracts and confidentiality Contracts to which the Company is a party, and all severance benefits which any director, officer, consultant or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or, to the knowledge of the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practices. There is no unfair labor practice claim against the Company before the National Labor Relations Board or any strike, labor dispute, work slowdown or work stoppage pending or, to the knowledge of the Company, threatened against or involving the Company.

         5.21 Business Relations. To the Company's knowledge, the Company has not received any notice that any customer or vendor of the Company will, as a result of the actions contemplated hereby, cease to do business with the Surviving Corporation after the consummation of the transactions contemplated hereby or by the Closing Documents in the same manner as previously conducted with the Company. To the Company's knowledge, the Company has not received any notice of any disruption (including delayed deliveries or allocations by vendors) in the availability of the materials or products used or distributed by the Company, nor is the Company aware of any facts which would indicate that the business (including the Business) of the Company will be subject to any such material disruption.

         5.22 Accounts Receivable. Except as set forth on Schedule 5.22 attached hereto, all of the accounts, notes and loans receivable (collectively, the "Accounts Receivable") that have been recorded on the books of the Company or would be required to be recorded on the books of the Company or reflected on financial statements prepared on an accrual basis and in accordance with GAAP are bona fide and represent amounts validly due. All of such Accounts Receivable are free and clear of any Liens; none of such Accounts Receivable are subject to any offsets or claims of offset; and no obligor of any such Accounts Receivable exceeding $1,000 has given notice that it will or may refuse to pay the full amount thereof or any portion thereof. The total amount of Accounts Receivable as of the date hereof is $1,292,989.82

         5.23 Accounts Payable. All accounts payable and current Liabilities of the Company that would be required to be recorded on the books of the Company or reflected on financial statements prepared on an accrual basis and in accordance with GAAP (applied on a consistent basis throughout the periods covered thereby) as of September 30, 2001 (i) arose from bona fide purchases in the Ordinary Course of Business, and (ii) are accurately and fairly reflected on Schedule 5.23(a) or, with respect to accounts payable and current Liabilities of the

Company created after September 30, 2001, are accurately and fairly reflected on
Schedule 5.23(b) to be provided at Closing.

         5.24 Bank Accounts. Attached hereto as Schedule 5.24 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the Persons authorized as signatories thereon or to act or deal in connection therewith.

         5.25 Indebtedness to and from Officers, Directors, Shareholders and Employees. Except as set forth on Schedule 5.25 hereto, the Company does not owe any indebtedness to any of its officers, directors, shareholders or employees (other than accrued salaries or benefits payable in the Ordinary Course of Business) or have indebtedness owed to it from any of its officers, directors, shareholders or employees, excluding indebtedness for reasonable travel advances and business expenses.

         5.26 Brokers. Except as set forth on Schedule 5.26, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any of its Affiliates in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on Contracts made by or on behalf of the Company or any of its Affiliates.

         5.27 Interest in Competitors, Vendors and Customers. To the knowledge of the Company, no officer or director of the Company or any affiliate of any such officer or director has any ownership interest in any competitor, vendor or customer of the Company or any property used in the operation of the Business.

         5.28 Information Furnished. No representation or warranty made by the Company in this Agreement or in any document required to be delivered hereby, including the Indemnification and Escrow Agreement (collectively with this Agreement, the "Closing Documents"), is false or inaccurate in any material respect, and no statement of fact made by the Company herein or therein contains any material untrue statement of fact or omits to state any fact of which the Company is aware that is necessary in order to make the statement herein or therein not misleading. The representations and warranties contained in this Agreement or in any other Closing Document shall not be affected or deemed waived by reason of any due diligence or other investigation by or on behalf of Parent or the fact that Parent and/or its Representatives should have known that any such representation or warranty is or might be inaccurate in any respect. All Schedules and Exhibits to this Agreement are integral parts of this Agreement.

         5.29 Minute Books; Stock Record Books. True and correct copies of the Company's minute books and stock record books have been provided to Parent and Merger Sub. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the shareholders, Board of Directors and all committees of the Board of Directors of the Company, and accurately reflect in all material respects all corporate actions of the Company which are required by Law to be passed upon by the Board of Directors or shareholders of the Company. The stock record books accurately reflect all transactions in shares of capital stock of the Company.

         5.30 Books and Records. All of the records, data, information, databases, systems and controls maintained, operated or used by the Company in connection with the conduct or administration of its Business (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership or direct control of the Company.

                                   ARTICLE VI

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         6.1 Financial Statements. From and after the date of this Agreement and continuing until the Closing, as soon as available, and in any event within twenty days after the end of each calendar month, the Company shall furnish to Parent a month-end balance sheet with supporting schedules reflecting detail and amounts for cash, Accounts Receivable, fixed assets, accounts payable, and Liabilities that would be required to be recorded on the books of the Company or reflected on financial statements prepared on an accrual basis and in accordance with GAAP and the related statements of income and cash flows of the Company for such month prepared using the same accrual basis of accounting. Such monthly financial statements shall fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods and shall be prepared in accordance with
Section 5.6 hereto.

         6.2 Interim Operations of the Company.

                  (a) From the date hereof to the Closing, the Company shall conduct its business (including the Business) only in the Ordinary Course of Business, and the Company shall not, unless Parent or Merger Sub gives its prior written approval or as otherwise set forth on Schedule 6.2:

                        (i) amend or otherwise change the Company's Charter or bylaws, as each such document is in effect on the date hereof;

                        (ii) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock other than shares of Company Common Stock issued upon the conversion of shares of Series A Preferred outstanding on the date hereof or issued upon the exercise of Options outstanding on the date hereof;

                        (iii) issue, grant or enter into any subscription relating to, any option, warrant, right, convertible security or other Contract of any character obligating the Company to issue securities;

                        (iv) declare, set aside, make or pay any dividend or other distribution with respect to the Company Capital Stock;

                        (v) redeem, purchase or otherwise acquire, directly or indirectly, any of the Company Capital Stock;

                        (vi) authorize any capital expenditures or sell or subject to Liens or agree to sell or subject to Liens, any assets of the Company except for sales of assets in the Ordinary Course of Business and in any event shall not sell or subject to Liens or agree to sell or subject to Liens any assets in an aggregate amount in excess of $25,000;

                        (vii) acquire (by merger, share exchange, consolidation, combination or acquisition of stock or assets) any Person thereof or enter into any Contract with respect to any of the foregoing;

                        (viii) other than in accordance with the terms hereof, incur any indebtedness for borrowed money, issue any debt securities or enter into or modify any Contract with respect thereto;

                        (ix) enter into any new Material Contract (excluding any license agreements with new customers entered into in the Ordinary Course of Business), or amend or terminate any existing Material Contract (except in the Ordinary Course of Business);

                        (x) enter into, amend or terminate any employment or consulting Contract with any director, officer, consultant or key employee of the Company, enter into, amend or terminate any employment Contract with any other Person, or take any action with respect to the grant or payment of any severance or termination pay other than pursuant to policies or Contracts of the Company in effect on the date hereof as set forth in Schedule 5.17;

                        (xi) enter into, extend or renew any lease for equipment, office space or other space;

                        (xii) fail to pay any Accounts Payable of the Company in accordance with their terms, other than in the Ordinary Course of Business;

                        (xiii) sell or otherwise transfer any Accounts Receivable of the Company;

                        (xiv) except as required by Law, adopt, amend or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, Contract, trust, fund or arrangement for the benefit or welfare of any officer or employee of the Company, or withdraw from any multi-employer plan so as to create any Liability under Article IV of ERISA to any Person;

                        (xv) pay (except for salary under existing employment Contracts, advances to salesmen in the Ordinary Course of Business, and directors' fees under standard terms in effect prior to the date hereof), loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any Contract with, any of their officers or directors or any Affiliate, associate or near relative of any of their officers or directors;

                        (xvi) except in the Ordinary Course of Business, write down (or write up) the value of any inventory or write off as uncollectible any Accounts Receivable;

                        (xvii) cancel any debts or waive any claims or rights of substantial value, other than in the Ordinary Course of Business;

                        (xviii) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset, or dispose of or disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                        (xix) change any of the banking or safe deposit arrangements described in Schedule 5.24 hereto, except in the Ordinary Course of Business;

                        (xx) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person;

                        (xxi) make any change in financial or tax accounting methods, principles or practices or make or cause to be made any elections on Returns of the Company, unless required by GAAP or applicable Law;

                        (xxii) extend credit in the sale of products, collection of receivables or otherwise, other than in the Ordinary Course of Business;

                        (xxiii) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

                        (xxiv) grant any increase in compensation, or grant or make any bonus or other compensatory payments, to any director, employee or consultant of the Company;

                        (xxv) make or revoke any Tax election that could reasonably be expected to have a Material Adverse Effect, or compromise any material Tax Liability, file any amended Tax Return, or file any Tax Return other than Tax Returns with respect to current Taxes that become due after the date of this Agreement; or

                        (xxvi) agree, whether in writing or otherwise, to do any of the foregoing.

                  (b) From the date hereof to the Closing, the Company shall use its commercially reasonable best efforts to preserve intact the business organization of the Company, to keep available in all material respects the services of their present officers and employees, to preserve intact their banking relationships and credit facilities, to preserve intact their relationships with their customers and vendors, to preserve the goodwill of those having business relationships with them, and to comply with all applicable Laws in all material respects.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Inspection. From and after the date hereof and until the Closing, the Company shall, upon reasonable advance notice to the Chief Financial Officer of the Company: (a) give to each of Parent and Merger Sub and its officers, attorneys, accountants and Representatives reasonable access during normal business hours to all books, records, Returns, files, correspondence, facilities and properties of the Company; (b) provide each of Parent and Merger Sub and its officers, attorneys, accountants and representatives all information and material pertaining to the business and affairs of the Company as Parent and Merger Sub may deem reasonably necessary or appropriate; (c) without limiting the generality of the foregoing, to permit Parent's and Merger Sub's accountants to examine the Company's financial statements for any fiscal period; and (d) use its reasonable efforts to afford each of Parent and Merger Sub the opportunity to meet with certain mutually agreed-upon customers, employees and vendors of the Company to discuss the business, condition (financial or otherwise), operations and prospects of the Company. Parent and Merger Sub agree to use reasonable care in handling, using, accessing or interacting with all facilities, property, materials or employees of the Company prior to the Closing. All information and actions taken in connection herewith shall be subject to that certain Confidentiality Agreement dated January 2, 2001 by and between the Company and Parent.

         7.2 Compliance by the Company, Parent and Merger Sub. From the date hereof to the Closing, none of the Company, Parent or Merger Sub shall take or fail to take any action, which action or failure to take such action would intentionally cause the representations and warranties made by such party herein to be untrue or incorrect as of the Closing.

         7.3 Notification of Certain Matters. Each party shall give prompt notice to the other party of: (i) the occurrence, or failure to occur, of any event or the existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect, or any representation or warranty qualified by materiality, to be untrue or inaccurate in any respect, at any time after the date of this Agreement, up to and including the Closing Date (except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period); (ii) the occurrence of any Material Adverse Effect or any material casualty or damage (whether or not insured) to any facility, property or equipment owned or used by the Company; and (iii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         7.4 Exclusivity. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Company shall not, nor shall it authorize or permit any of its Affiliates or any officer, director, employee, agent, investment banker, attorney, financial advisor or other representative of the Company to, directly or indirectly (i) solicit, initiate, participate in or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the submission of any offers or proposals that constitute or may reasonably be expected to lead to an Acquisition Proposal from any third party or (ii) provide any confidential, proprietary or non-public information regarding the Company to any Person or
(iii) engage in any negotiations relating to any Acquisition Proposal or in furtherance thereof or accept or enter into any Contract (whether binding or non-binding) with respect to any Acquisition Proposal.

         7.5 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated by this Agreement. No party hereto will issue any public statement announcing such transaction without the prior written consent of the other party, except as such party in good faith (based upon the advice of outside counsel) believes is required by Law or, in the case of Parent, the rules or regulations of any securities exchange and following notice to the other parties. The parties have agreed to the form of a joint press release announcing the execution of this Agreement and the transactions contemplated hereby, which press release shall be publicly released by the parties as promptly as practicable following the execution of this Agreement.

         7.6 Continuation of Insurance Coverage. From the date hereof to the Closing, the Company shall keep in full force and effect insurance coverage for the Company and its assets and operations comparable in amount and scope to the coverage now maintained covering the Company and its assets and operations.

         7.7 Maintenance of Credit Terms. From the date hereof to the Closing, the Company shall continue to effect sales of its products and services only on the terms that have historically been offered by the Company or on such other terms as market conditions may dictate consistent with commercially reasonable practices.

         7.8 Third Party Consents. The Company shall use its commercially reasonable best efforts to obtain at the earliest practicable date all consents of third parties (including those listed on Schedule 5.5(b)) material to the business of the Company and necessary to the consummation of the transactions contemplated hereby (the "Company Consents") and shall provide to Parent and Merger Sub copies of each such Company Consent promptly after it is obtained.

         7.9 Commercially Reasonable Best Efforts and Certain Filings. Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall use their respective commercially reasonable best efforts to maintain the accuracy of their representations and warranties hereunder and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and the Closing Documents. None of the Company, Parent or Merger Sub shall take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement or the Closing Documents.

         7.10 Indemnification of Officers and Directors; Exculpation.

                  (a) Parent agrees not to modify, in an adverse manner, for a period of not less than six (6) years, the Surviving Corporation Charter or the Surviving Corporation Bylaws with regard to the rights of current or former directors or officers of the Company to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time.

                  (b) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each party entitled to indemnification under the Surviving Corporation Charter or the Surviving Corporation Bylaws, his or her heirs and his or her representatives.

         7.11 Antitakeover Statutes. If any takeover statute becomes applicable to the Merger, each of Parent and the Company shall take such actions as are commercially reasonable so that the transactions contemplated by this Agreement and the Closing Documents may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any takeover statute on the Merger.

         7.12 Company Lines of Credit. Prior to the Effective Time, the Company shall use commercially reasonable best efforts to have released and terminated, as of the Effective Time, the personal guaranties of Steve Tablak, Jeff Tablak and Robert Tablak (collectively, the "Personal Guarantees") under that certain Loan and Security Agreement dated November 10, 1998 by and between the Company and Comerica Bank-California and that certain Variable Rate-Installment Note Agreement dated March 26, 1999 by and between the Company and Comerica Bank-California (collectively, the "Company Lines of Credit"). Parent shall reasonably cooperate with any requests from the Company in connection therewith, but, for the avoidance of doubt, Parent shall not be requested to become liable in any manner with regard to such obligations.

         7.13 Shareholder Indebtedness. At the Effective Time, Parent shall advance to the Company all cash amounts necessary to repay in full all of the indebtedness of the Company owed to the parties identified on Schedule 5.25 that is outstanding at the Effective Time ("Shareholder Indebtedness"). The parties acknowledge that the Parent shall not be required to advance any amounts in excess of the amounts set forth on Schedule 5.25 and that any such amounts advanced shall have the effect of reducing the Merger Consideration in accordance with Section 2.4 hereto. The Company shall cause any and all evidences of Shareholder Indebtedness to be delivered to the Company and upon repayment in full of such Shareholder Indebtedness, such Shareholder Indebtedness shall immediately be cancelled and of no further force and effect.

         7.14 Expenses. At the Effective Time, Parent shall advance to the Company all cash amounts necessary to pay the expenses set forth on Schedule
7.14 hereto which are outstanding at the Effective Time and incurred by the Company in connection with the negotiation and preparation of this Agreement and the other Closing Documents and the consummation of the transactions contemplated hereby and thereby (the "Expenses"). The parties acknowledge that any such amounts advanced shall have the effect of reducing the Merger Consideration in accordance with Section 2.4 hereto.

         7.15 Employee Benefits Matters.

                  (a) Individuals who become employed by Parent or the Surviving Corporation from and after the Effective Time shall be referred to herein as "Affected Employees." Each Affected Employee shall be eligible to participate in "employee benefit plans" as defined in Section 3(3) of ERISA ("ERISA Plans") that are substantially similar to the ERISA Plans of Parent in which similarly situated employees of Parent are eligible to participate.

                  (b) Parent shall, or shall cause the Surviving Corporation to, recognize the employment service of each Affected Employee with the Company for purposes of eligibility to initially participate and vesting (other than with respect to stock options and other incentive compensation) under any ERISA Plans of Parent. Each Affected Employee's years of service with the Company shall be otherwise recognized for all seniority, vacation, personal time and similar general employment purposes in accordance with the policies of Parent, as may be amended from time to time in the sole discretion of Parent.

                  (c) After the Effective Time, the Surviving Corporation and the "buying group" within the meaning of Treasury Regulation 54.4980B-9 shall be responsible for complying with the regulations under Section 4980B of the Code.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                  (a) The Company, Parent and Merger Sub shall have timely obtained from each Governmental Entity all material approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

                  (b) There shall not be in effect any Law enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

         8.2 Conditions to the Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

                  (a) The representations and warranties of the Company contained in this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and to the extent not so qualified, shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate, dated as of the Closing Date, signed by a duly elected officer of the Company to the foregoing effects;

                  (b) The Company shall have delivered to Parent and Merger Sub a certificate as to the good standing of the Company in the State of California, together with copies of the Company's Charter, certified by the Secretary of the State of California;

                  (c) Prior to the Closing, there shall not have occurred any Material Adverse Effect or any material casualty or damage (whether or not insured) to any facility, property or equipment owned or used by the Company and the business of the Company shall have been conducted only in the Ordinary Course of Business;

                  (d) The Company shall have delivered to Parent the minute books and stock transfer records of the Company;

                  (e) The Company Consents set forth on Schedule 8.2(e) shall have been obtained, including, a customary pay-off letter from Comerica Bank-California in the event the amounts outstanding under the Company Lines of Credit have been paid off in full;

                  (f) The Company shall deliver to Parent at or prior to the Closing the resignation of each director of the Company identified by Parent to the Company;

                  (g) Parent and Merger Sub shall have received a legal opinion from counsel to the Company in the form attached hereto as Exhibit D;

                  (h) Non-Competition Agreements and Employment Agreements. The Confidentiality, Non-Solicitation And Non-Competition Agreements and Employment Agreements set forth on Schedule 8.2(h) shall be in full force and effect;

                  (i) Proprietary Information Agreements. Each of the employees set forth on Schedule 8.2(j) hereto shall have entered into a Proprietary Information Agreement with the Company, in substantially the form attached hereto as Exhibit E;

                  (j) Indemnification and Escrow Agreement. The shareholders of the Company set forth on Schedule 8.2(j) (the "Escrow Shareholders") shall have entered into the Indemnification and Escrow Agreement with Parent, the Company and the Depositary Agent (the "Indemnification and Escrow Agreement"), in substantially the form attached hereto as Exhibit F;

                  (k) The Buy-Sell Agreement dated October 7, 1995 between J. Tablak, S. Tablak, R. Tablak, Tam Support Services, Inc., Johanson & Yu Accountancy Corporation (trustee) shall have been terminated and all insurance policies required to be maintained by such agreement shall have been cancelled or transferred to the subject employee (provided the Company is relieved of all obligations under such insurance policy);

                  (l) The Company shall have delivered to Parent a certificate, in form and substance satisfactory to Parent, satisfying the provisions of Treasury Regulation Section 1.1445-2(c)(3) certifying that interests in Company do not constitute U.S. real property interests; and

                  (m) The Company shall have delivered to Parent a certificate, in form and substance satisfactory to Parent, certifying as to (i) the amount of the Company's direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the other Closing Documents and the consummation of the transactions contemplated hereby and thereby, (ii) the accuracy of the Pre-Closing Statement, (iii) the number of shares of issued and outstanding capital stock of the Company as of the Closing Date, (iv) the number of shares of Company Common Stock issuable upon the exercise of all outstanding Options as of the Closing Date, and (v) the fact that all Shareholder Indebtedness has been repaid in full.

                        The decision of Parent and Merger Sub to consummate the transactions contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of the Company's representations, warranties, covenants or indemnities herein.

         8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of the following additional conditions, which may be waived in whole or part by the Company, as the case may be, to the extent permitted by applicable Law:

                  (a) The representations and warranties of Parent and Merger Sub contained in this Agreement to the extent qualified by materiality or material adverse effect, shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and to the extent not so qualified, shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; all agreements to be performed hereunder by Parent and Merger Sub at or prior to the Closing Date shall have been performed in all material respects; and the Company shall have received a certificate, dated as of the Closing Date, signed by an officer of Parent to the foregoing effects;

                  (b) Indemnification and Escrow Agreement. Parent and Merger Sub shall have entered into the Indemnification and Escrow Agreement with the Escrow Shareholders, the Company and the Depositary Agent;

                  (c) Release and Termination of Personal Guarantees. The Personal Guaranties shall have been fully and completely released and terminated by Comerica Bank-California; and

                  (d) Employment Agreements. The Steve Tablak employment agreement identified on Schedule 8.2(h) shall be in full force and effect; provided, however, that the Company may not assert the failure of this condition if the failure of such condition is the result of a breach of such agreement by Mr. Tablak.

                        The decision of the Company to consummate the transactions contemplated by this Agreement without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Parent's or Merger Sub's covenants contained herein.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger may be abandoned on or prior to the Closing Date by the Company or Parent only as follows:

                        (i) by mutual written consent of the Company and Parent by action of their respective Boards of Directors;

                        (ii) at the election of either the Company or Parent, if the Closing Date shall not have occurred on or before January 31, 2002, or such later date as shall be mutually agreed upon in writing by the Company and Parent, provided that no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(a)(ii) if such party's failure to fulfill any obligation under this Agreement has been a cause of, or resulted in, the failure of the Closing to occur on or before such date;

                        (iii) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other Action shall have become final and nonappealable; or

                        (iv) by either the Company or Parent if, prior to the Closing Date, the other party is in material breach of any representation, warranty, covenant or agreement herein contained which, individually or in the aggregate together with any other breach, has or would reasonably be expected to have, a Material Adverse Effect on the Company (in the case of termination by Parent or Merger Sub) or a material adverse effect on the ability of Parent to consummate the deal (in the case of termination by the Company), the terminating party has provided written notice of the default to the breaching party and such breach has continued without cure for a period of (30) days after the date of notice of default served by the terminating party; provided that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered.

                  (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.

                  (c) In the event that this Agreement shall be terminated pursuant to Section 9.1(a) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no Liability of any party hereto to any other party, except that nothing herein shall relieve any party from Liability for any breach of this Agreement.

         9.2 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X

             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

         10.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any of the Closing Documents; provided, however, that, except in the case of fraud or an intentional or willful breach of a representation, warranty or covenant contained herein or in any of the Closing Documents, no reliance can be made on, or claim made in respect of, any representation, warranty, covenant or agreement specific compliance with which was waived in writing, including the waiver of any related closing condition contained in Article VII. The covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or any of the Closing Documents that by their terms apply or are to be performed in whole or in part after the Effective Time shall survive the Effective Time. The representations and warranties of Parent and Merger Sub contained in this Agreement or any of the Closing Documents shall not survive the Merger. The representations and warranties of the Company contained in this Agreement or any of the Closing Documents shall survive the Merger and continue until the second anniversary of the Closing Date (the "Expiration Date"); provided, however, notwithstanding anything stated to the contrary either herein or in the Indemnification and Escrow Agreement, the representations and warranties set forth in Section 5.2 of this Agreement shall survive indefinitely after the Closing Date. The indemnification obligation relating to a breach of such representation and warranties are set forth in the Indemnification and Escrow Agreement. Each of the parties hereto agrees that, except for the representations and warranties contained in this Agreement or the Closing Documents, none of Parent, Merger Sub or the Company has made any representations or warranties, and except for the representations and warranties contained in this Agreement or the Closing Documents, each of Parent, Merger Sub and the Company acknowledges that no representations or warranties have been made by, and it has not relied upon any representations or warranties made by, any of the parties hereto or any of their respective officers, directors, employees, agents, financial and legal advisors or other representatives (collectively, "Representatives") with respect to this Agreement and any of the Closing Documents and the transactions contemplated hereby and thereby, notwithstanding the delivery or disclosure to such party or its Representatives of any documentation or other information with respect to any one or more of the foregoing. The inclusion of any entry on Annex A shall not constitute an admission by, or agreement of, the Company that such matter is material to the Company.



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         10.2 Establishment of the Escrow Fund. As soon as practicable after the
Effective Time, without any act of any Escrow Shareholders, Parent shall deposit $3.25 million (the "Escrowed Merger Consideration") of the Merger Consideration otherwise payable to the Escrow Shareholders with State Street Bank (the "Depositary Agent"). The Escrow Fund shall be governed by the terms set forth herein and in the Indemnification and Escrow Agreement. Such deposit by Parent shall for purposes hereof be treated as a contribution to the Escrow Fund made on behalf of each Escrow Shareholder in the amount obtained by multiplying (i) the percentage amount set forth opposite such Escrow Shareholder's name on
Schedule 8.2(k) hereto by (ii) the Escrowed Merger Consideration.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Assignment. Neither the Company, Parent nor Merger Sub may assign this Agreement without the other parties' written consents; provided, however, that (x) Parent may assign this Agreement without the consent of the Company to any Affiliate of Parent, which assignment shall not relieve Parent of any obligation hereunder and (y) Merger Sub may assign this Agreement without the consent of the Company to any newly formed subsidiary of Parent formed for the sole purpose of acting as the merger subsidiary in the Merger. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement, and their successors and permitted assigns. Subject to the foregoing sentence and other than (a) the rights of the Shareholder Agent set forth in
Section 2.5 hereto, (b) the right of the Escrow Shareholders to receive the Escrow Fund in accordance with the terms of the Indemnification and Escrow Agreement, (c) the rights of the parties set forth in Section 7.10(b) hereto and
(d) the rights provided to the parties that delivered the Personal Guarantees as set forth in Section 7.12 hereto, no Person not a party to this Agreement, other than successors and permitted assigns, shall have any right under or by virtue of this Agreement.

         11.2 Expenses. Each of the parties hereto shall bear such party's own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the other Closing Documents and the consummation of the transactions contemplated hereby and thereby; provided, however, that in accordance with Section 2.4 hereto, at the Closing the Merger Consideration shall be reduced by the amount of the Expenses; and thereafter, Parent shall have the right to make a claim against the Escrow Fund for the amount of any additional expenses in excess of the Expenses incurred by the Company either prior to or after the Closing Date in accordance with the terms hereof and the Indemnification and Escrow Agreement ("Excess Expenses").

         11.3 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at such party's address as set forth below, (b) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party's address indicated below, or (c) if sent by facsimile transmission, when confirmation of delivery is received by the sending party:



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                  Parent:            IMPATH Inc.
                                     521 West 57th Street, 5th Floor
                                     New York, NY  10019
                                     Attention: General Counsel
                                     Facsimile No.: (212) 485-0893



                  With a copy to:    Weil, Gotshal & Manges LLP
                                     767 Fifth Avenue
                                     New York, NY 10153
                                     Attention: Michael Lubowitz, Esq.
                                     Facsimile No.: (212) 310-8007


                  The Company :      Tamtron Corporation
                                     6203 San Ignacio Avenue, Suite 110
                                     San Jose, CA  95119
                                     Attention:  Steve Tablak, President and CEO
                                     Facsimile No.: (408) 972-1960

                  With a copy to:    Venture Law Group
                                     2775 Sand Hill Road
                                     Menlo Park, CA 94025
                                     Attention:  Steven Tonsfeldt, Esq.
                                     Facsimile No.: (650) 233-8386

                  Each party may change its address for purposes of this Section
11.3 by proper notice to the other parties.

         11.4 Further Assurances. Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

         11.5 Specific Performance; Injunctive Relief. The parties recognize that if the Company, Parent, Merger Sub or the Escrow Shareholders refuse to perform under the provisions of this Agreement, monetary damages alone shall not be adequate to compensate any injuries to such parties. Therefore, notwithstanding Section 0 hereto, the Company, Parent and Merger Sub agree that, in the event of any breach or threatened breach by any of the parties hereto of any covenant or obligation contained in this Agreement, the Company, Parent and Merger Sub shall be entitled (in addition to any other remedy that may be available to them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or


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

threatened breach. If any Action is brought by the Company, Parent or Merger Sub to enforce this Agreement, all other parties hereto shall waive the defense that there is an adequate remedy at law. In the event of litigation or arbitration pertaining to any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach of any provision thereof, the substantially prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

         Governing Law. Except to the extent that the provisions of California Law govern the Merger, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to conflict of law provisions.

         Arbitration. Subject to Section 2.5(b) hereto or unless otherwise expressly set forth in a Closing Document, any controversy or claim arising out of or relating to this Agreement or the Closing Documents, or the breach thereof, shall be settled exclusively by arbitration conducted in the City of New York, State of New York, United States of America, in accordance with the then existing commercial rules of the American Arbitration Association. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 11.3 of this Agreement shall be valid and sufficient. In any arbitration, the award shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by Parent, the second by the Shareholder Agent, and the third by mutual agreement of the first two said arbitrators, and none of whom shall be affiliated with either party or its Affiliates. In the event of failure of said first two arbitrators to agree within sixty (60) days after commencement of the arbitration proceeding upon the appointment of the third member, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that either such party shall fail to appoint an arbitrator within thirty (30) days after commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this paragraph, the "commencement of arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties. A judgment upon the award rendered may be entered exclusively in the U.S. District Court for the Southern District of New York.

         11.6 Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules and Exhibits hereto and the other Closing Documents) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy


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

by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law. In the event of any conflict between the provisions of this Agreement and the provisions of any Closing Documents, the provisions of this Agreement shall control.

         11.7 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         11.8 Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any Person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend, and limit such term, provision, covenant or condition, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

         11.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


             [THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year set forth above.


                          TAMTRON CORPORATION



                          /s/      Steven Tablak
                          --------------------------------------------
                          By:      Steven Tablak
                          Its:     CEO and President





                          IMPATH INC.



                          /s/      Richard C. Rosenzweig
                          --------------------------------------------
                          By:      Richard C. Rosenzweig
                          Its:     Secretary and General Counsel





                          WARWICK ACQUISITION CORP.



                          /s/      Richard C. Rosenzweig
                          --------------------------------------------
                          By:      Richard C. Rosenzweig
                          Its:     Vice President and General Counsel